EXECUTION VERSION

AMENDMENT NO. 6 dated as of June 29, 2018 (this “Amendment”), to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 13, 2011 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among TAYLOR MORRISON COMMUNITIES, INC., a Delaware corporation (the “U.S. Borrower”), TMM HOLDINGS LIMITED PARTNERSHIP, a
British Columbia limited partnership (“Holdings”), TAYLOR MORRISON HOLDINGS II, INC., a company continued under the laws of the province of British Columbia (“Canada Holdings”), TAYLOR MORRISON HOLDINGS, INC., a Delaware corporation (“U.S. Holdings”), TAYLOR MORRISON FINANCE, INC., a
Delaware corporation (“U.S. FinCo”), each lender from time to time party thereto (each individually referred to therein as a “Lender” and collectively as “Lenders”) and CREDIT SUISSE AG, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

A.Holdings has requested that (i) the aggregate Commitments under the Credit Agreement be increased by an amount equal to $100,000,000 (the “Commitment Increase”), which Commitment Increase will be provided, severally and not jointly, by the lenders listed on Exhibit A hereto (the “Commitment Increase Lenders”) (and which Commitment Increase shall not reduce the Additional Facilities Amount under the Credit Agreement) and (ii) the Credit Agreement be amended as set forth herein.

B.The Commitment Increase Lenders are willing to provide such additional Commitments, and the Lenders are willing to so amend the Credit Agreement, in each case on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of interpretation set forth in Section 1.2A of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2. Commitment Increase. (a) Subject to the terms and conditions set forth herein, the Lenders party hereto (including the Commitment Increase Lenders) hereby agree that, effective as of the Amendment Effective Date (as defined below), the aggregate amount of the Commitments shall be $600,000,000, and the Commitments of the Lenders shall be as set forth on Exhibit B.

(b)    On the Amendment Effective Date, the participations in respect of Letters of Credit shall be reallocated so that such participations are held ratably among the Lenders in accordance with their commitments after giving effect to the Commitment Increase.

(c)    Each Lender party hereto, by delivering its signature page to this Amendment on the Amendment Effective Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Lender on the Amendment Effective Date. Each Commitment Increase Lender shall be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, with all the rights and obligations of a Lender under the Credit Agreement.

SECTION 3. Amendments. Effective as of the Amendment Effective Date:

(a)The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in Annex I hereto.

(b)Schedule 2.1 of the Credit Agreement is hereby amended and restated in its entirety with Schedule 2.1 attached as Exhibit B to this Amendment.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, each of Holdings, U.S. Holdings, Canada Holdings, U.S. FinCo and the U.S. Borrower, jointly and severally, hereby represents and warrants to the Administrative Agent and each of the other parties hereto that:

(a)As of the Amendment Effective Date, each Loan Party has duly executed and delivered and authorized this Amendment and this Amendment constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(b)As of the Amendment Effective Date, (i) the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the Amendment Effective Date to the same extent as though made on and as of such date, except (x) to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties were true and correct in all respects)

on and as of such earlier date, and (y) the reference to the Restatement Effective Date in Section 5.12 of the Credit Agreement shall, for purposes of this Section 4(b), be deemed to refer to the Amendment Effective Date, and (ii) no Default or Event of Default has occurred and is continuing.

SECTION 5. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction or waiver, on or prior to June 29, 2018, of the following conditions precedent (the date on which all such conditions are satisfied or waived, the “Amendment Effective Date”):

(a)The Administrative Agent (or its counsel) shall have received from each Loan Party, each Existing Lender party hereto (which shall constitute the Requisite Lenders) and each Commitment Increase Lender either (i) a counterpart of this Agreement signed on behalf of such parties or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such parties have signed a counterpart of this Agreement.

(b)The Administrative Agent shall have received reimbursement of all costs and expenses required to be paid by the Loan Parties in connection with the transactions contemplated hereby.

(c)The representations and warranties set forth in Section 4 shall be true and correct, and the Administrative Agent shall have received a certificate to that effect dated as of the Amendment Effective Date and executed by a Responsible Officer of Holdings.

(d)The Administrative Agent and its counsel shall have received executed copies of favorable written opinions of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Loan Parties, and each local counsel listed on Exhibit C, in each case, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated as of the Amendment Effective Date.

(e)On or before the Amendment Effective Date, each Loan Party shall deliver or cause to be delivered to the Administrative Agent and each of the Lenders the following, each, unless otherwise noted, dated the Amendment Effective Date:

(i)    Certified copies of the certificate of incorporation, organization or formation, together with a good standing certificate, certificate of status or certificate of compliance (as applicable) from the applicable Governmental Authority of its jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Amendment Effective Date (or, in lieu of such certificate of incorporation, organization or formation, a certification by a Responsible Officer that there has been no change to such certificate of incorporation, organization or formation since the most recent copy delivered to the Administrative Agent, together with a good standing certificate, certificate of status or certificate of compliance

(as applicable) from the applicable Governmental Authority of its jurisdiction of incorporation, organization or formation dated a recent date prior to the Amendment Effective Date);

(ii)    Copies of its Organizational Documents, other than such Organizational Documents required to be delivered under clause (i) above, certified as of the Amendment Effective Date by its corporate secretary or an assistant secretary (or, in lieu of such Organizational Documents, a certification by a Responsible Officer that there has been no change to such Organizational Documents since the most recent copy delivered to the Administrative Agent);

(iii)    A certification by a Responsible Officer, certified as of the Amendment Effective Date, that board resolutions or similar authorizing documents authorizing the execution, delivery and performance of this Amendment have been approved by the board of directors or similar governing body of each Loan Party and that such resolutions or documents are in full force and effect without modification or amendment; and

(iv)    An incumbency certificate of its Responsible Officers executing this Amendment (or, in lieu of such incumbency certificate, a certification by a Responsible Officer that there has been no change to such incumbency certificate since the most recent copy delivered to the Administrative Agent).

(f)The Borrower shall have paid to the Administrative Agent, for the account of each Commitment Increase Lender, an upfront fee in an amount equal to 0.30% of the amount set forth opposite such Commitment Increase Lender’s name on Exhibit A.

(g)To the extent that the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), at least five days prior to the Amendment Effective Date, the Borrower shall have delivered to the Administrative Agent and each Lender that so requests a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in relation to the Borrower.

(h)The Borrower shall execute and deliver any Notes (or applicable replacements thereof) as any Lender may request prior to the Amendment Effective Date.

The Administrative Agent shall notify the U.S. Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 6. Consent and Reaffirmation.    Each of the Loan Parties hereby
(i)consents to this Amendment and the transactions contemplated hereby, (ii) agrees that, notwithstanding the effectiveness of this Amendment, the Guaranty and each of the other Loan Documents continues to be in full force and effect, (iii) affirms and confirms its guarantee (in the case of a Guarantor) of the Obligations pursuant to the Guaranty, all as provided in the Loan Documents, and (iv) acknowledges and agrees that such guarantee continues in full force and effect in respect of, the Obligations under the Credit Agreement and the other Loan Documents. The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Loan Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, but a modification thereof pursuant to the terms contained herein.

SECTION 7. Loan Documents. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Amendment.

SECTION 9. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 11. Tax Matters. For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment Effective Date, the U.S. Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers or representatives as of the day and year first above written.

SIGNATURE PAGE TO AMENDMENT NO. 6 TO THE TAYLOR MORRISON COMMUNITIES INC. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JULY 13, 2011, AS
AMENDED

NAME OF LENDER: CITIBANK, N.A.

[Signature Page to Amendment No. 6]

(INY CORP:3855355vl0: 06/2612018- 02:08 PM II

SIGNATURE PAGE TO AMENDMENT NO. 6 TO THE TAYLOR MORRISON COMMUNITIES INC. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JULY 13, 2011, AS
AMENDED

*For any Lender requiring a second signature.

[Signature Page to Amendment No. 6]

[[NYCORP:3855355v9:06/19/2018--01:24 PM]]

SIGNATURE PAGE TO AMENDMENT NO. 6 TO THE TAYLOR MORRISON COMMUNITIES INC. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JULY 13, 2011, AS
AMENDED

NAME OF LENDER: WELLS FARGO BANK, N.A.

[Signature Page to Amendment No. 6}

[[NYCORP:3855355v9:06/l9/2018--0 !:24 PMJ]

SIGNATURE PAGE TO AMENDMENT NO. 6 TO THE TAYLOR MORRISON COMMUNITIES INC. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JULY 13, 2011, AS
AMENDED

NAME OF LENDER:    U.S. BANK NATIONAL ASSOCIATION

SIGNATURE PAGE TO AMENDMENT NO. 6 TO THE TAYLOR MORRISON COMMUNITIES INC. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JULY 13, 2011, AS
AMENDED

NAMEOFLENDER: COMERICABANK

[Signature Page to Amendment No. 6]

SIGN ATUREPAGE TO AMENDMENT NO. 6 TO THE TA YLOR MORRISON COMMUNITIESINC. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JULY 13, 2011, AS
AMENDED

[Signature Page to Amendment No. 6]

SIGNATURE PAGE TO AMENDMENT NO. 6 TO THE TAYLOR MORRISON COMMUNITIES INC. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JULY 13, 2011, AS
AMENDED

NAME OF LENDER : MIZUHO BANK, LTD.

[Signature Page to Amendment No. 6]

SIGNATURE PAGE TO AMENDMENT NO. 6 TO THE TAYLOR MORRISON COMMUNITIES INC. SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JULY 13, 2011, AS
AMENDED

NAME OF LENDER: Texas Capital Bank

*For any Lender requiring a second signature.

[Signature Page to Amendment No. 6]

EXHIBIT A

Commitment Increase Lenders	Additional Commitments
Citibank, N.A.	$12,500,000
Goldman Sachs Bank USA	$36,000,000
Wells Fargo Bank, N.A.	$16,000,000
U.S. Bank National Association	$11,000,000
Comerica Bank	$8,500,000
Bank of America, N.A.	$6,500,000
Mizuho Bank, Ltd.	$6,000,000
Texas Capital Bank	$3,500,000

EXHIBIT B

Schedule 2.1

Commitments

Lender	Commitment
Citibank, N.A.	$87,500,000
Credit Suisse AG, Cayman Islands Branch	$75,000,000
U.S. Bank National Association	$75,000,000
Goldman Sachs Bank USA	$70,000,000
JPMorgan Chase Bank, N.A.	$70,000,000
Mizuho Bank, Ltd.	$55,000,000
Wells Fargo Bank, N.A.	$55,000,000
Bank of America, N.A.	$37,500,000
Comerica Bank	$37,500,000
Texas Capital Bank	$37,500,000

EXHIBIT C

Local Counsel

1.	Armbrust & Brown, PLLC, Texas counsel

2.	GrayRobinson, P.A., Florida counsel

3.	Holland & Hart LLP, Colorado counsel

4.	Stikeman Elliot LLP, Canada counsel

5.	Cox, Castle & Nicholson LLP, California counsel

6.	Brier, Irish, Hubbard & Erhart, P.L.C., Arizona counsel

7.	Meltzer, Purtill & Stelle LLC, Illinois counsel

8.	Alexander Ricks PLLC, North Carolina counsel

9.	Schreeder, Wheeler & Flint, LLP, Georgia counsel

EXHIBIT D

Subsidiary Guarantors

ATPD, LLC
DARLING HOMES OF TEXAS, LLC DFP TEXAS (GP), LLC
TAYLOR MORRISON, INC.
TAYLOR MORRISON AT CRYSTAL FALLS, LLC TAYLOR MORRISON HOLDINGS OF ARIZONA, INC. TAYLOR MORRISON MARBLEHEAD HOLDINGS, LLC TAYLOR MORRISON OF CALIFORNIA, LLC
TAYLOR MORRISON OF CAROLINAS, INC. TAYLOR MORRISON OF COLORADO, INC. TAYLOR MORRISON OF FLORIDA, INC. TAYLOR MORRISON OF GEORGIA, LLC TAYLOR MORRISON OF ILLINOIS, INC. TAYLOR MORRISON OF TEXAS, INC.
TAYLOR MORRISON PACIFIC POINT HOLDINGS, LLC TAYLOR MORRISON SERVICES, INC.
TAYLOR MORRISON TRAMONTO HOLDINGS, LLC TAYLOR MORRISON/ARIZONA, INC.
TAYLOR WOODROW COMMUNITIES – LEAGUE CITY, LTD. TAYLOR WOODROW COMMUNITIES AT MIRASOL, LTD. TAYLOR WOODROW COMMUNITIES AT PORTICO, L.L.C.
TAYLOR WOODROW COMMUNITIES AT ST. JOHNS FOREST, L.L.C. TAYLOR WOODROW HOMES – CENTRAL FLORIDA DIVISION, L.L.C. TAYLOR WOODROW HOMES – SOUTHWEST FLORIDA DIVISION, L.L.C. TAYLOR WOODROW COMMUNITIES AT ARTISAN LAKES, L.L.C.
TM CALIFORNIA SERVICES, INC. TM HOMES OF ARIZONA, INC. TW ACQUISITIONS, INC. TWC/FALCONHEAD WEST, L.L.C. TWC/MIRASOL, INC. TWC/STEINER RANCH, LLC
TM OYSTER HARBOR, LLC
TAYLOR MORRISON ESPLANADE NAPLES, LLC

EXECUTION VERSION ANNEX I TO AMENDMENT NO. 6

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
dated as of July 13, 2011
as amended and restated as of April 13, 2012,
as thereafter amended as of August 15, 2012 and December 27, 2012, and as further amended and restated as of April 12, 2013
Among
TAYLOR MORRISON COMMUNITIES, INC.,
as U.S. Borrower MONARCH CORPORATION,
as Canadian Borrower
TMM HOLDINGS LIMITED PARTNERSHIP,
as Holdings MONARCH COMMUNITIES INC.,
as Canada Holdings
MONARCH PARENT INC.,
as Canada Intermediate Holdings

TAYLOR MORRISON HOLDINGS, INC.,
as U.S. Holdings

TAYLOR MORRISON FINANCE, INC.
as U.S. FinCo

THE LENDERS PARTY HERETO,
as Lenders and
CREDIT SUISSE AG,
as Administrative Agent

CREDIT SUISSE SECURITIES (USA) LLC and CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arrangers and Joint Bookrunners

$~~500,000,000~~600,000,000 REVOLVING CREDIT FACILITY

~~[[3659503]]~~

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS     2

1.1	Certain Defined Terms 2

1.2	Defined Terms; Accounting Terms; Utilization of GAAP for Purposes of
Calculations Under Agreement     47

1.3	Exchange Rates ~~47~~48

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS     48

2.1	Commitments; Loans 48

2.2	Interest on the Loans 52

2.3	Fees 56

2.4	Repayments and Prepayments; General Provisions Regarding Payments ~~56~~57

2.5	Use of Proceeds 60

2.6	Special Provisions Governing Eurodollar Rate Loans 60

2.7	Increased Costs; Taxes 62

2.8	Mitigation Obligations; Replacement of Lenders 67

2.9	Loan Modification Offers 68

SECTION 3. LETTERS OF CREDIT     69

3.1	Issuance of Letters of Credit and Lenders’ Purchase of Participations Therein 69

3.2	Letter of Credit Fees ~~72~~71

3.3	Drawings and Payments and Reimbursement of Amounts Drawn or Paid Under
Letters of Credit    72

3.4	Obligations Absolute 74

3.5	Nature of Issuing Bank’s Duties 75

3.6	Defaulting Lenders 76

3.7	Resignation of an Issuing Bank 78

SECTION 4. CONDITIONS     78

4.1	[Reserved] 78

4.2	Conditions to All Loans 78

4.3	Conditions to Letters of Credit 79

SECTION 5. REPRESENTATIONS AND WARRANTIES     79

5.1	Corporate Status; Corporate Power and Authority; Enforceability; Subsidiaries 79

5.2	No Violation; Governmental Approvals 80

5.3	Financial Statements 81

5.4	No Material Adverse Change 81

5.5	Title to Properties; Liens; Intellectual Property 81

5.6	Litigation; Compliance with Laws ~~82~~81

5.7	Payment of Taxes 82

5.8	Governmental Regulation 82

5.9	Compliance with ERISA and Similar Applicable Law 82

5.10	Environmental Matters 83

5.11	Employee Matters ~~84~~83

5.12	Solvency 84

5.13	[Reserved] 84

5.14	True and Complete Disclosure 84

5.15	Anti-Corruption Laws; Sanctions 84

5.16	Insurance 85

SECTION 6. AFFIRMATIVE COVENANTS     85

6.1	Financial Statements and Other Reports ~~86~~85

6.2	Consolidated Corporate Franchises 90

6.3	Payment of Taxes 90

6.4	Maintenance of Properties; Insurance ~~91~~90

6.5	Inspection; Books and Records 91

6.6	Compliance with Statutes ~~92~~91

6.7	Execution of Guaranty by Future Guarantors 92

6.8	[Reserved] 92

6.9	Transactions with Affiliates 92

6.10	End of Fiscal Years; Fiscal Quarters 93

6.11	Use of Proceeds 94

6.12	Changes in Business 94

6.13	Designation of Subsidiaries 94

6.14	Ratings ~~95~~94

6.15	Anti-Money Laundering Legislation 95

SECTION 7. NEGATIVE COVENANTS     95

7.1	[Reserved] 95

7.2	Limitation on Liens, etc 95

7.3	Investments; Joint Ventures 99

7.4	Restricted Payments 102

7.5	Financial Covenants ~~104~~105

7.6	Restriction on Fundamental Changes; Asset Sales 105

7.7	[Reserved] 108

7.8	[Reserved] 108

7.9	Limitation on Debt Payments 108

SECTION 8. EVENTS OF DEFAULT     108

8.1	Failure to Make Payments When Due ~~108~~109

8.2	Default in Other Agreements 108109

8.3	Breach of Certain Covenants 109

8.4	Breach of Warranty 109
8.5    Bankruptcy, etc     ~~109~~110

8.6	[Reserved] 110

8.7	Judgments and Attachments 110
8.8    Employee Benefit Plans     ~~110~~111

8.9	Change in Control 111

8.10	Invalidity of the Guaranty ~~111~~112
8.11    [Reserved]     111112
8.12    Borrowers’ Right to Cure     112

SECTION 9. AGENTS     113

9.1    Appointment    113
9.2    Rights as a Lender     ~~113~~114
9.3    Exculpatory Provisions     114
9.4    Reliance by the Administrative Agent     ~~114~~115

9.5	Delegation of Duties 115

9.6	Resignation of Administrative Agent 115

9.7	Release of Guarantors 116

9.8	Non-Reliance on Administrative Agent and Other Lenders 116

9.9	Duties of Other Named Entities ~~116~~117

SECTION 10. MISCELLANEOUS    116117

10.1	Assignments and Participations in Loans 116117

10.2	Expenses; Indemnity; Damage Waiver 121

10.3	Right of Set-Off 123

10.4	Sharing of Payments by Lenders 123

10.5	Amendments and Waivers 124

10.6	Independence of Covenants 126

10.7	Notices 126

10.8	Survival of Representations, Warranties and Agreements 127

10.9	Failure or Indulgence Not Waiver; Remedies Cumulative 127

10.10	Marshalling; Payments Set Aside 127
10.11    Severability    ~~127~~128

10.12	Obligations Several; Independent Nature of the Lenders’ Rights 128

10.13	Maximum Amount 128

10.14	Headings 129

10.15	Applicable Law 129

10.16	Successors and Assigns 129

10.17	Consent to Jurisdiction and Service of Process 129

10.18	Waiver of Jury Trial 130
10.19    Confidentiality     ~~130~~131
10.20    Integration; Effectiveness; Electronic Execution     132
10.21    USA Patriot Act Notification     ~~132~~133

10.22	Agency of the U.S. Borrower for each other Loan Party 133

10.23	No Fiduciary Duties 133

10.24	Judgment Currency 134

10.25	Additional Borrowing Subsidiaries ~~134~~135

10.26	Effect of Certain Inaccuracies 135136

10.27	~~Acknowledgment~~Acknowldgement and Consent to Bail-In of EEA Financial
Institutions.     ~~135~~ 136

EXHIBITS

IFORM OF NOTICE OF BORROWING
IIFORM OF NOTICE OF CONVERSION/CONTINUATION
IIIFORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT IV    FORM OF NOTE
VFORM OF GUARANTY
VIFORM OF OFFICER’S CERTIFICATE
VIIFORM OF BORROWING BASE CERTIFICATE VIII    FORM OF ASSIGNMENT AGREEMENT
IX    FORM OF BORROWING SUBSIDIARY AGREEMENT X    FORM OF BORROWING SUBSIDIARY TERMINATION

SCHEDULES

2.1    COMMITMENTS
3.1    LETTER OF CREDIT COMMITMENTS
5.1C    SUBSIDIARIES OF HOLDINGS
5.16    INSURANCE
6.9    TRANSACTIONS WITH AFFILIATES

7.2	CERTAIN EXISTING LIENS

7.3	CERTAIN EXISTING INVESTMENTS

iv
CREDIT AGREEMENT

CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated
as of July 13, 2011, amended and restated as of April 13, 2012, as thereafter amended as of August 15, 2012 and December 27, 2012, and as further amended and restated as of April 12, 2013, and entered into by and among TAYLOR MORRISON COMMUNITIES, INC., a Delaware corporation (the “U.S. Borrower”), as co-borrower, MONARCH CORPORATION1, an Ontario corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Co-Borrowers”), TMM HOLDINGS LIMITED PARTNERSHIP, a British Columbia limited partnership (“Holdings”), MONARCH COMMUNITIES INC.2, a company continued under the laws of the province of British Columbia (“Canada Holdings”), MONARCH PARENT INC.3, a company incorporated under the laws of the province of British Columbia (“Canada Intermediate Holdings”), TAYLOR MORRISON HOLDINGS, INC., a Delaware corporation (“U.S. Holdings”), TAYLOR MORRISON FINANCE, INC., a Delaware corporation (“U.S. FinCo”), EACH LENDER FROM TIME TO TIME PARTY HERETO (each individually referred to herein as a “Lender” and collectively as “Lenders”) and CREDIT SUISSE AG, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

R E C I T A L S

A.    WHEREAS, capitalized terms used and not defined in these recitals shall have the meanings assigned to such terms in Section 1.1;

B.    WHEREAS, the Co-Borrowers, Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. Holdings, U.S. FinCo, the lenders party thereto and Credit Suisse AG, as administrative agent, collateral agent, swing line lender and issuing bank, have previously entered into a Credit Agreement dated as of July 13, 2011, as amended and restated as of April 13, 2012, and as thereafter amended as of August 15, 2012 and December 27, 2012 (the “Existing Credit Agreement”), pursuant to which the Co-Borrowers requested (a) the Lenders (as defined in the Existing Credit Agreement) to extend credit in the form of Revolving Loans (as defined in the Existing Credit Agreement), (b) the Issuing Banks (as defined in the Existing Credit Agreement) to issue Letters of Credit and (c) the Swing Line Lender (as defined in the Existing Credit Agreement) to extend credit in the form of Swing Line Loans (as defined in the Existing Credit Agreement), in each case on the terms and subject to the conditions set forth therein;

C.    WHEREAS, the proceeds of the Loans have been and shall be used, and Letters of Credit have been and shall be issued, solely for the purposes set forth in Section 2.5;

D.    WHEREAS, the Lenders are willing to continue to extend credit in the form of Loans, and the Issuing Banks are willing to issue Letters of Credit for the accounts of the Co-Borrowers, in each case on the terms and subject to the conditions set forth herein; and

1 Released from its obligations as a Borrower and as a Guarantor pursuant to Amendment No. 1, which, among other things, effected a deemed amendment to the Credit Agreement and the other Loan Documents to remove references to the Canadian Borrower and to make conforming changes.
2 Now known as Taylor Morrison Holdings II, Inc.
3 Amalgamated into Taylor Morrison Holdings II, Inc. following Amendment No. 4.

CREDIT AGREEMENT

Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Lenders.

“Base Rate Loans” means Loans bearing interest at rates determined by reference to the Base Rate as provided in Section 2.2A.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowers” means the U.S. Borrower, the Canadian Borrower and any additional Subsidiary of a Co-Borrower that becomes a Borrower under this Agreement pursuant to Section 10.25.

“Borrowing Base” means, as of any date, an amount calculated as follows:

(a)100% of Unrestricted Cash and Cash Equivalents in excess of $10,000,000, plus

(b)	100% of the amount of Escrow Proceeds Receivable, plus

(c)90% of the book value of Units Under Contract, plus

(d)	85% of the book value of Units Under Construction, plus

(e)subject to the limitations set forth below, 85% of the book value of Speculative Units, plus

(f)	subject to the limitation set forth below, 90% of the book value of Model Units, plus

(g)	65% of the book value of Finished Lots, plus

(h)	65% of the book value of Lots Under Development; plus

(i)subject to the limitations set forth below, 50% of the book value of Entitled Land that is not included in the Borrowing Base clauses (a) through (h).

Notwithstanding the foregoing:

(i) the advance rate for Speculative Units shall decrease to 65% for any Unit that has been a Speculative Unit for more than 360 days;

such date shall be the rate that would be applicable to Canadian Dollar bankers’ acceptances quoted by the Administrative Agent at its principal office in Toronto, Ontario (or such other office selected by the Administrative Agent in which its Canadian lending operations are conducted) as of 10:00 a.m. (Toronto time) on such date or, if such date is not a Business Day, on the immediately preceding Business Day; provided further that, if such rate shall be less than zero, such rate shall be deemed to be zero.

“CDOR Rate Loan” means a Loan denominated in Canadian Dollars the rate of interest applicable to which is based on the CDOR Rate.

“Change in Control” has the meaning assigned to that term in Section 8.9.

“Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, regulations or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, regulations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued, in each case to the extent materially different from that in effect on the Restatement Effective Date.

“Class”, when used in reference to any Loans or Commitments, means each of the following classes of Loans or Commitments: (a) the Commitments and the Loans, (b) if any additional Commitments are made pursuant to Section 2.1A(iii) that are Other Credit Extensions, such additional Commitments and Other Credit Extensions (it being understood that any Other Credit Extensions (together with the Commitments in respect thereof) having different terms shall each be construed to be a different Class) or (c) if any Loan Modification Offers are made and accepted pursuant to Section 2.9, the Commitments of the Accepting Lenders and the Loans made thereunder (it being understood that the Loans of Accepting Lenders (together with the Commitments in respect thereof) having different terms shall each be construed to be a different Class); provided, however, that at no time shall there be more than six Classes of Loans or Commitments outstanding under this Agreement.
“Co-Borrowers” has the meaning assigned to that term in the preamble to this Agreement. “Code” means the Internal Revenue Code of 1986, as amended to the Restatement Effective
Date and from time to time thereafter and any successor statute.

“Combination Loan” means a single loan that is (a) used for both acquisition and construction purposes and (b) satisfies the requirements contained in the definition of “Assumed Purchase Money Loan” or “Seller Purchase Money Loan”, as the case may be, and the definition of “Construction Loan”. A Combination Loan (x) shall be considered an Assumed Purchase Money Loan or a Seller Purchase Money Loan, as the case may be, with respect to the portion of such Combination Loan used for acquisition purposes, and a Construction Loan with respect to the portion of such Combination Loan used for construction purposes, (y) shall be treated as a single loan for purposes of the definition required to be established pursuant to the terms and conditions of such amendment, modification, extension or refinancing (less any reserves returned to such Loan Party in connection with such amendment, modification, extension or refinancing) and (ii) such loan (as amended, modified, extended or refinanced) shall not be secured by the assets of any Loan Party other than such Real Property Inventory and improvements constructed thereon and/or an Equity Pledge. Notwithstanding anything to the contrary herein, (A) a loan that satisfies the foregoing requirements set forth in this definition shall be a “Construction Loan” regardless of whether such loan otherwise constitutes Non-Recourse Indebtedness and (B) the obligations under such loan may be guaranteed by a Non-Recourse Indemnity Guaranty or Non-Recourse Payment Guaranty.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof,
(b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or (c) under Hedge Agreements. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement and
(iii) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause (A) or (B) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence; provided, however, that the term “Contingent Obligation” shall not include (x) obligations (including indemnity obligations but excluding Indebtedness for borrowed money) incurred in the ordinary course of business, including in respect of land acquisition contracts,
(y) endorsements of instruments for deposit or collection in the ordinary course of business and (z) mortgage loan repurchase obligations of any Mortgage Subsidiary. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

“Continuing Directors” means the directors of the Board of Directors of TMHC on the Restatement Effective Date, after giving effect to the Transactions and the other transactions contemplated thereby, and each other director if, in each case, such other director’s nomination for election to the Board of Directors of ~~TMHC~~Parent is recommended by at least a majority of the then Continuing Directors or the election of such other director is approved by one or more Sponsors.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound other than the Obligations.
“Cure Amount” has the meaning assigned to that term in Section 8.12A. “Cure Right” has the meaning assigned to that term in Section 8.12A.

import, under any applicable Environmental Law; and (c) any other chemical, material or substance, that is prohibited, limited or regulated by any Environmental Law.

“Hedge Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” means any Person that is a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent at the time it enters into a Hedge Agreement or that is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent at any time after it has entered into a Hedge Agreement, in its capacity as a party thereto.

“Historical Financial Statements” means audited consolidated balance sheets and related consolidated statements of income and cash flows of Holdings and its consolidated Subsidiaries for the 2011 and 2012 Fiscal Years.

“Holdings” has the meaning assigned to that term in the preamble to this Agreement.

“Holdings Direct Owner” means Parent or any Parent Intermediate Holding Company, in each case, that directly owns Capital Stock of Holdings.

“Housing Unit” means a detached or attached (including townhouse condominium or condominium) single-family house (but excluding mobile homes) owned by a Co-Borrower or a Subsidiary of a Co-Borrower (i) which is completed or for which there has been a start of construction and (ii) which has been or is being constructed on any Real Estate which immediately prior to the start of construction constituted a Real Property Inventory hereunder.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 6.1 Financials have been delivered were less than 5% of the Consolidated Total Assets of Holdings, U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. FinCo, the Co-Borrowers and the Restricted Subsidiaries at such date, and (b) whose gross revenues for such Test Period were less than 5% of the consolidated gross revenues of Holdings, U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. FinCo, the Co-Borrowers and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder as set forth on Schedule 3.1. The aggregate Letter of Credit Commitments of all Issuing Banks on the Amendment No. 5 Effective Date is
$160,000,000.

“Letter of Credit Issuing Office” means, as to any Issuing Bank, the address from time to time specified in writing by such Issuing Bank to the Borrowers and the Administrative Agent as its letter of credit issuing office.

“Letter of Credit Usage” means, as at any date of determination, the sum of, without duplication, (a) the Canadian LC Exposure plus (b) the U.S. LC Exposure.

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien.

“Loan Documents” means this Agreement, the Amendment Agreement, the Notes and the Guaranty.

“Loan Parties” means Holdings, Canada Holdings, U.S. Holdings, Canada Intermediate Holdings, U.S. FinCo, each Borrower and each Subsidiary Guarantor.

“Loans” means the loans made by the Lenders to any Borrower pursuant to Section 2.1A(i) or 2.1A(iii), if applicable.

“Loan Modification Offer” has the meaning assigned to that term in Section 2.9A.

“Lots Under Development” means Entitled Land where physical site improvement has commenced but which is not a Finished Lot, Unit Under Construction, Completed Unit, Speculative Unit, Model Unit or Unit Under Contract.

“Management Agreements” means (1) the Sponsor Management Services Agreement dated as of the Initial Effective Date, among U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, TPG Capital, L.P. and OCM FIE, LLC and (2) JHI Management Services Agreement dated as of the Initial Effective Date, by and among JHI Investments Inc., U.S. Holdings, Canada Holdings and Canada Intermediate Holdings.

“Management Investors” means the (a) management officers, directors and employees of ~~TMHC~~Parent or any of its Subsidiaries who ~~are~~were investors in (i) TMHC or New TMM or (ii) one or more investment funds managed by any of the Sponsors that ~~is~~was an investor in TMHC or New TMM, in each case as of the Restatement Effective Date or (b) management-level employees or directors who ~~become~~became investors in the foregoing within 60 days of the Restatement Effective Date in connection with the Transactions; provided that not more than 25 management-level employees and directors who were not Management Investors as of the Restatement Effective Date shall become “Management Investors” following the Restatement Effective Date.

joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Lender or Issuing Bank, Taxes imposed as a result of a present or former connection between such Lender or Issuing Bank, as applicable, and the jurisdiction imposing such Taxes (other than a connection arising from such Lender or Issuing Bank having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, any Loan Document).
“Other Credit Extensions” has the meaning assigned to that term in Section 2.1A(iii). “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or any other Loan
Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“PAPA” means an arrangement, other than with an Affiliate of any Loan Party, which may be unsecured or secured by a Lien granted in conjunction with purchase contracts for the purchase of Real Estate and which provides for future payments due to the sellers of such Real Estate, which future payments may be made at the time of the sale of homes constructed on such Real Estate (or on a date related to the sale or failure to sell such homes) and which payments may be contingent on the sale price of such homes, which arrangement may include (a) adjustments to the land purchase price, (b) profit participations, (c) community marketing fees and community enhancement fees and (d) reimbursable costs paid by the land developer.

“Parent” means TMHC or any other Person who becomes the ultimate holding company of Holdings and whose ownership of Holdings does not result in a Change in Control.

“Parent Intermediate Holding Company” means any Subsidiary of Parent that is a direct or indirect owner of any Capital Stock of Holdings.

“Participant” has the meaning assigned to that term in Section 10.1D.

“Participant Register” has the meaning specified in Section 10.1D.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA (or any successor thereto).

“Pension Act” means the Pension Protection Act of 2006, as amended.

“Performance Letter of Credit” means any letter of credit of any Co-Borrower or any Subsidiary of a Co-Borrower that is issued for the benefit of a municipality, other Governmental Authority, utility, water or sewer authority, or other similar entity for the purpose of assuring such beneficiary of the letter of credit of the proper and timely completion of construction work.

SECTION 2.
AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1	Commitments; Loans.

A.	(i) Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to lend to the Borrowers from time to time in U.S. Dollars and/or Canadian Dollars during the period on and from the Initial Effective Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Commitments, to be used for the purposes identified in Section 2.5A. The aggregate amount of the Commitments as of the Amendment Effective Date (as defined in Amendment No. ~~3~~6 to this Agreement dated as of ~~April 24, 2015,~~June 29, 2018, among the U.S. Borrower, Holdings, Canada Holdings, ~~Canada Intermediate Holdings,~~ U.S. Holdings, U.S. FinCo, the Lenders and the Administrative Agent) is $~~500,000,000.~~600,000,000. Subject to Section 2.9, each Lender’s Commitment (other than Other Credit Extensions or any Commitments amended by Permitted Amendments pursuant to a Loan Modification Offer) shall expire on the Commitment Termination Date and all Loans (other than Other Credit Extensions or any Loans amended by Permitted Amendments pursuant to a Loan Modification Offer) and all other amounts owed hereunder with respect to the Loans and the Commitments (other than Other Credit Extensions or any Commitments or Loans amended by Permitted Amendments pursuant to a Loan Modification Offer) shall be paid in full not later than that date. Amounts borrowed under this Section 2.1A(i) may be repaid and reborrowed, subject to the limitations and conditions set forth herein, up to but excluding the Commitment Termination Date.

Notwithstanding anything contained herein to the contrary, in no event shall (i) the Total Utilization of Commitments at any time exceed the Availability Amount then in effect or (ii) the aggregate Canadian Revolving Exposure at any time exceed 105% of the Canadian Sublimit then in effect.

(ii)    [Reserved].

(iii)    Additional Commitments. The Co-Borrowers may from time to time after the
Restatement Effective Date, by notice to the Administrative Agent, request that, on the terms and subject to the conditions contained in this Agreement, Qualified Additional Lenders provide up to the Additional Facilities Amount in the aggregate in additional Commitments; provided that (i) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such additional Commitments, (ii) the loans under such additional Commitments shall rank pari passu with the Loans to be made pursuant to Section 2.1A(i), (iii) the representations and warranties in Section 5 shall be true and correct in all material respects prior to and after giving effect to such additional Commitments, (iv) the maturity date of any additional Commitments shall be no earlier than, and no scheduled mandatory commitment reduction shall be required prior to, the maturity date of the existing Commitments (or any Other Credit Extensions constituting Commitments), (v) the terms (other than with respect to pricing or maturity) of any additional Commitments and the Loans to be made thereunder, to the extent not consistent with the Commitments and the Loans extended under this Agreement pursuant to Section 2.1A(i), shall be reasonably satisfactory to the Administrative Agent and
(vi) if the Initial Yield applicable to the additional Commitments extended pursuant to this Section 2.1A(iii) exceeds by more than 50 basis points the Revolving Loan Yield at such time shall not include projections, pro forma financial information or information of a general economic or general industry nature.

B.	Projections and Pro Forma Financial Information. The projections and pro forma financial information contained in the information and data referred to in paragraph A of this Section
5.14    were prepared in good faith based upon assumptions believed by Holdings and the Co-Borrowers to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

5.15	Anti-Corruption Laws; Sanctions.

A.	~~Anti Corruption Laws.~~ Holdings, U.S. Holdings, Canada Holdings, Canada
Intermediate Holdings, U.S. FinCo, the U.S. Borrower, and each of their respective Subsidiaries and, to the Knowledge of Holdings and the Borrower, any director, officer, agent or employee of Holdings,
U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. FinCo, the Borrower or any of their respective Subsidiaries are in compliance with all applicable sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury (“Sanctions”) and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. Holdings, U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. FinCo, the Borrower, and each of their respective Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.

B.	None of Holdings, U.S. Holdings, Canada Holdings, Canada Intermediate Holdings,
U.S. FinCo, the Borrower or any of their respective Subsidiaries nor, to the Knowledge of Holdings or the U.S. Borrower, any director, officer, agent or employee of Holdings, U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. FinCo, the Borrower or any of their respective Subsidiaries is currently (i) the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or (ii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive Sanctions.

C.	The Borrower will not, directly or indirectly, use the proceeds of the Loans or use the
Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the target of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Arranger, Issuing Bank, Lender, underwriter, advisor, investor, or otherwise).

5.16
Insurance. Schedule 5.16 sets forth a true, complete and correct description of all material insurance policies maintained by or on behalf of U.S. FinCo, the Co-Borrowers and the Subsidiary Guarantors as of the Restatement Effective Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid. U.S. FinCo, the Co-Borrowers, Holdings, Canada Holdings, U.S. Holdings, Canada Intermediate Holdings and the Subsidiary

Guarantors have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 6.
AFFIRMATIVE COVENANTS

Each of Holdings, U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. FinCo and the Co-Borrowers covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than contingent indemnification obligations, Guaranteed Hedge Obligations or Cash Management Obligations, in each case, not then due and payable) and the cancellation or expiration of all Letters of Credit (or the making of other arrangements with respect to such Letters of Credit reasonably satisfactory to the Administrative Agent and each relevant Issuing Bank), unless the Requisite Lenders shall otherwise give prior written consent, each of Holdings, U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. FinCo and the Co-Borrowers shall perform, and shall cause each of their respective Subsidiaries (to the extent applicable) to perform, all covenants in this Section 6.

6.1	Financial Statements and Other Reports.

Holdings will furnish to the Administrative Agent for prompt further distribution to each
Lender:

(i)	Quarterly Financials. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC with respect to each of the first three quarterly accounting periods in each Fiscal Year of Holdings (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such quarterly accounting period), the consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarterly period and the related consolidated statement of operations for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior Fiscal Year or, in the case of such consolidated balance sheet, for the last day of the prior Fiscal Year, subject to changes resulting from audit, normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, the obligations in this clause (i) may be satisfied with respect to financial information of Holdings and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of ~~TMHC~~Parent or (B) ~~TMHC~~Parent’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to ~~TMHC~~Parent, on the one hand, and the information relating to Holdings and its consolidated Subsidiaries on a stand-alone basis, on the other hand.

(ii)	Year-End Financials. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such Fiscal Year), the consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such Fiscal Year, and the related consolidated statement of operations and cash flows for such Fiscal Year, setting forth comparative consolidated figures for the preceding Fiscal Year, and certified by independent registered public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of Holdings and its consolidated Subsidiaries as a going concern, together in any event with a certificate of the accounting firm providing the audit opinion required by this Section 6.1(ii) stating that in the course of its regular audit of the business of Holdings and its consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Event of Default relating to Section 7.5 that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof. Notwithstanding the foregoing, the obligations in this Section 6.1(ii) may be satisfied with respect to financial information of Holdings and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of ~~TMHC~~Parent or (B) ~~TMHC~~Parent’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (x) such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to ~~TMHC~~Parent, on the one hand, and the information relating to Holdings and its consolidated Subsidiaries on a stand-alone basis, on the other hand, and (y) to the extent such information is in lieu of information required to be provided under this Section 6.1(ii), such materials are accompanied by an opinion of an independent registered public accounting firm of recognized national standing, which opinion shall not be qualified as to the scope of audit or as to the status of the direct or indirect parent of Holdings, as applicable) and its consolidated Subsidiaries as a going concern.

(iii)	Officer’s Certificates. At the time of the delivery of the Section 6.1 Financials, an Officer’s Certificate in the form annexed hereto as Exhibit VI to the effect that no Event of Default exists or, if any Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (A) solely with respect to each Measurement Quarter, the calculations required to establish whether Holdings, U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. FinCo, the Co-Borrowers and the Restricted Subsidiaries were in compliance with the provisions of Section 7.5 as at the end of such Fiscal Year or period, as the case may be, (B) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Restatement Effective Date or the most recent Fiscal Year or period, as the case may be and (C) the Capitalization Ratio at the end of the Fiscal Year or period to which such Officer’s Certificate relates. If such Officer’s Certificate demonstrates an Event of Default resulting from a violation of Section 7.5, any of the Sponsors may deliver, together with such Officer’s Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 8.12.

(iv)	Borrowing Base Certificates. (a) If the Capitalization Ratio as of the last day of any Fiscal Year or period, as the case may be, exceeds 0.55 to 1.00, at the time of the delivery of the Section 6.1 Financials for such Fiscal Year or period, a Borrowing Base Certificate, which certificate shall set forth the calculation of the Borrowing Base and the Borrowing Base Availability as of the close of business on the last day of such Fiscal Year or period, (b) at the Co-Borrowers’ option, on any date, a Borrowing Base Certificate, which certificate shall set forth the calculation of the Borrowing Base and the Borrowing Base Availability as of the close of business on such date and (c) at the Co-Borrowers’ option, in connection with the

All such notices shall describe in reasonable detail the nature of the Environmental Claim, condition, occurrence or removal, remedial action and the response thereto. The term “Real Estate” means land, buildings and improvements at any time owned or leased by Holdings, the Co-Borrowers or any of their Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

(ix)	Other Information. Promptly upon filing thereof, copies of any filings
(including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by ~~TMHC~~Parent, New TMM, Holdings, U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. FinCo, the Co-Borrowers or any of the Restricted Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent for further delivery to the Lenders), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that Holdings, U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. FinCo, the Co-Borrowers or any of the Restricted Subsidiaries shall send to the holders of any publicly issued debt of Holdings, U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. FinCo, the Co-Borrowers and/or any of the Restricted Subsidiaries in their capacity as such holders (in each case to the extent not theretofore delivered to the Administrative Agent for further delivery to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on their own behalf or on behalf of any Lender may reasonably request in writing from time to time.

(x)	Beneficial Ownership Certification. To the extent that any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, promptly after a Responsible Officer of such Loan Party obtains actual knowledge thereof, a Beneficial Ownership Certification or notice of any change in the information provided in the then-current Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such Beneficial Ownership Certification.

Documents required to be delivered pursuant to Sections 6.1(i), (ii), (vii) and (ix) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically in accordance with Section 10.7B; provided that: (x) upon written request by the Administrative Agent, Holdings or the Co-Borrowers shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (y) Holdings or the Co-Borrowers shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

6.2	Consolidated Corporate Franchises.

Holdings, U.S. Holdings, Canada Intermediate Holdings, Canada Holdings, U.S. FinCo and each Co-Borrower will do, and will cause each Subsidiary Guarantor to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and contained in such other class of Capital Stock are at least as advantageous to the Lenders as those contained in the Capital Stock redeemed thereby;

(ii)	[Reserved];

(iii)	Holdings may declare and pay Dividends to ~~New TMM~~any Holdings Direct
Owner, the proceeds of which are used to redeem, acquire, retire or repurchase shares of the Capital Stock of ~~New TMM or TMHC~~Parent or any Parent Intermediate Holding Company (or any options, warrants, stock appreciation rights or phantom-based equity issued with respect to any of such Capital Stock) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of ~~TMHC~~Parent and its Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any equity, stock option, stock appreciation rights or phantom equity-based plan, any management, director and/or employee stock ownership or option plan, stock subscription plan, employment termination agreement or any employment agreements or stockholders’ agreement; provided that except with respect to non-discretionary repurchases, acquisitions, retirement, or redemptions pursuant to the terms of any equity, stock option, stock appreciation rights or phantom equity-based plan, any management, director or employee stock ownership or option plan, stock subscription plan, employment termination agreement or any employment or shareholder agreement, the aggregate amount of all cash paid in respect of all such shares of Capital Stock so redeemed, acquired, retired or repurchased in any calendar year does not exceed the sum of (A) $10,000,000 plus (ii) all amounts obtained by ~~TMHC~~Parent and contributed to any Co-Borrower during such calendar year from the sale of such Capital Stock to other present or former officers, consultants, employees and directors in connection with any permitted compensation and incentive arrangements plus (iii) all amounts obtained from any key-man life insurance policies received during such calendar year; notwithstanding the foregoing, 100% of the unused amount of payments in respect of this clause (iii) may be carried forward to succeeding Fiscal Years and utilized to make payments pursuant to this clause (iii);

(iv)	[Reserved];

(v)	[Reserved];

(vi)	Holdings may make additional Dividends so long as (a) no Default or Event of
Default shall have occurred and be continuing or would result therefrom, (b) Holdings would be in compliance with the Financial Performance Covenants on a Pro Forma Basis after giving effect thereto as of the last day of the most recent Fiscal Quarter for which Section 6.1 Financials have been or were required to be delivered (if, on a Pro Forma Basis, such Fiscal Quarter would have been a Measurement Quarter) and (c) Holdings would be in compliance with Section 2.4A(iii)(b) on a Pro Forma Basis after giving effect thereto as of the last day of the most recent Test Period for which Section 6.1 Financials have been or were required to be delivered (if, on a Pro Forma Basis, the Capitalization Ratio as of the last day of such Test Period would have resulted in a Borrowing Base Trigger Event);

(vii)	Holdings may make and pay Dividends to ~~New TMM~~any Holdings Direct
Owner, the proceeds of which are used to repurchase Capital Stock of ~~TMHC~~Parent deemed to occur upon cashless exercise of stock options or warrants held by individuals who are or were officers, managers, consultants, directors and/or employees of ~~TMHC~~Parent or any of its Subsidiaries (or their respective spouses, former spouses, executors, administrators, heirs or legatees) if such Capital Stock represents a portion of the exercise price, or withholding taxes payable in connection with the exercise, of such options or warrants;

(viii)	Holdings may make and pay Dividends to ~~New TMM~~any Holdings Direct
Owner (or, at the election of ~~New TMM~~such Holdings Direct Owner and to the extent that such payment would otherwise be permitted as a Dividend to ~~New TMM~~such Holdings Direct Owner, may make payments to such other Persons as ~~New TMM~~such Holdings Direct Owner may specify for the account of ~~New TMM~~such Holdings Direct Owner):

(a)	(x) with respect to any taxable period for which Holdings is a member of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a direct or indirect parent of Holdings is the common parent, or for which Holdings is a disregarded entity for U.S. federal income tax purposes that is wholly-owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, the proceeds of which will be used to pay the tax liability to each relevant jurisdiction ~~in respect of New TMM~~of such consolidated, combined, affiliated, unitary or similar income tax group in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that Holdings and/or its Subsidiaries, as applicable, would have paid for such taxable period had Holdings and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group; and (y) with respect to any taxable period for which Holdings is a partnership for U.S. federal income tax purposes or for which Holdings is a disregarded entity for U.S. federal income tax purposes that is wholly-owned (directly or indirectly) by a partnership for U.S. federal and/or applicable state or local income tax purposes the proceeds of which will be used to pay the tax liability to each relevant jurisdiction in respect of Holdings or the partnership of which Holdings is a disregarded entity (including New TMM) or, in each case, its direct and indirect limited partners, but only to the extent of an amount equal to the greater of the amount of such parties’ (i) U.S. federal, state and local income taxes or (ii) Canadian federal or provincial income taxes, in each case with respect to such parties’ allocable share of any Holdings net taxable income and gain for such fiscal period, determined by assuming (without regard to such parties’ actual tax liability) that such income or gain, as applicable, is taxable to such parties at the greater of (~~x~~X) the highest marginal U.S. federal income tax rate then in effect (including any tax on “net investment income”), and a state and local income tax rate equal to the highest marginal rate then in effect for an individual or (if higher) a corporation that is a resident of San Francisco, California, and (~~y~~Y) the highest combined provincial and federal income tax rate applicable to an individual or (if higher) a corporation that is a resident of Canada and is subject to tax in the province of Canada that has the highest income tax rate, in each case taking into account the character of such income or gain and the deductibility of state and local income taxes for U.S. federal income tax purposes and provincial income taxes for Canadian federal income tax purposes, provided that no payments shall be permitted under this

Section 7.4(viii)(a) at any time that either Holdings or New TMM is taxable as an entity other than a pass-through for U.S. federal income tax purposes;

(b)	the proceeds of which shall be used by New TMM ~~or TMHC~~, Parent or any other direct or indirect parent of Holdings to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $2,500,000 in any Fiscal Year plus any actual, reasonable and customary indemnification claims made by directors or officers of New TMM or ~~TMHC~~Parent;

(c)	the proceeds of which shall be used by New TMM ~~or TMHC~~, Parent or any other direct or indirect parent of Holdings to pay franchise taxes and other fees, taxes and expenses required to maintain its corporate existence; and

(d)	the proceeds of which shall be used by New TMM ~~or TMHC~~, Parent or any other direct or indirect parent of Holdings to pay fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted or not otherwise prohibited by this Agreement; and

(ix)	Holdings may make payments described in Sections 6.9(b), 6.9(d), 6.9(f),
6.9(g), 6.9(h), 6.9(n) and 6.9(o); and

(x)	Holdings may declare and pay Dividends on its common stock of up to 6% per annum of the cash proceeds received by or contributed to Holdings in or from the IPO.

7.5
Financial Covenants. For each Fiscal Quarter of Holdings (i) during which any Loans are outstanding on the last day of such Fiscal Quarter or on more than five separate days during such Fiscal Quarter or (ii) the aggregate Stated Amount of undrawn Letters of Credit (except to the extent cash collateralized) exceeds $40,000,000 or there are any Unpaid Drawings in respect of Letters of Credit on the last day of such Fiscal Quarter or for more than five consecutive days during such Fiscal Quarter (each such Fiscal Quarter, a “Measurement Quarter”), Holdings, U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. FinCo and the Co-Borrowers shall ensure that:

A.    Capitalization Ratio. The ratio of (i) Consolidated Total Debt as of the last day of any Measurement Quarter (any such day being a “Calculation Date”) to (ii) Consolidated Total Capitalization as of such Calculation Date (such ratio, the “Capitalization Ratio”) shall not exceed 0.60:1.00:

B.    Consolidated Tangible Net Worth. Consolidated Tangible Net Worth as of any Calculation Date shall not be less than $1,000,655,978 plus the sum of (i) 50% of Consolidated Net Income since December 31, 2012, if positive, plus (ii) 50% of the cash proceeds of any Equity Issuance received by Holdings since December 31, 2012 (with respect to this subclause (ii), (a) the amount of the cash proceeds received by Holdings directly or indirectly from any officer, director or employee of ~~TMHC~~Parent or any of its Subsidiaries shall be reduced (but not below zero) by the aggregate amount paid by Holdings to directly or indirectly repurchase the Capital Stock of any direct or indirect parent of Holdings from officers, directors or employees of ~~TMHC~~Parent or any of its

8.9	Change in Control.

(a)    (i) any Person, or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (but excluding any employee benefit plan of such Person or “group” and its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Sponsors and the Management Investors, shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of a percentage of the outstanding Voting Stock of ~~TMHC~~Parent that exceeds the percentage of such Voting Stock then beneficially owned, in the aggregate, by the Sponsors and the Management Investors and (ii) such person, entity or “group” shall at any time directly or indirectly beneficially own at least 35% of the outstanding Voting Stock of ~~TMHC~~Parent, unless the Sponsors and the Management Investors have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of ~~TMHC~~Parent; and/or (b) at any time a majority of the Board of Directors of ~~TMHC~~Parent shall not be Continuing Directors; and/or
(c) a change of control, as contemplated by the definitive documentation governing the Senior Unsecured Notes or any other Indebtedness in excess of $35,000,000 in the aggregate, shall have occurred; and/or (d) (i) Holdings shall cease to have direct or indirect ownership of all the Voting Stock of any Co-Borrower or U.S. FinCo, (ii) U.S. Holdings shall cease to have direct or indirect ownership of all the Voting Stock of the U.S. Borrower, (iii) U.S. Holdings shall cease to have direct or indirect ownership of all of the Voting Stock of U.S. FinCo, (iv) [reserved], (v) the General Partner shall cease to be the general partner of Holdings, and/or (vi) ~~New TMM~~Parent shall cease to have direct or indirect ownership of all the Voting Stock of Holdings ~~and/or (vii) TMHC shall cease to have direct or indirect ownership of all the Voting Stock of New TMM~~(the occurrence of any of the foregoing, a “Change in Control”); provided that none of the fundamental changes permitted by Section 7.6A shall constitute a Change in Control; or

8.10	Invalidity of the Guaranty.

The Guaranty or any material provision thereof shall cease to be in full force or effect or any Guarantor thereunder or any Loan Party shall deny or disaffirm in writing any Guarantor’s obligations under the Guaranty; or

8.11	[Reserved].

THEN and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Requisite Lenders, by written notice to the U.S. Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrowers, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 8.5 shall occur with respect to Holdings, U.S. Holdings, Canada Holdings, Canada Intermediate Holdings, U.S. FinCo, any of the Co-Borrowers or any Subsidiary Guarantor, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii), (iii) and (iv) below shall occur automatically without the giving of any such notice): (i) declare all Commitments terminated and whereupon the Commitments, if any, of each Lender shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind, (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) terminate any Letter of Credit that may be